CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Post-Effective Amendment to the Registration Statement on Form N-1A of Portfolio 21 and to the use of our reports dated October 3, 2005 on the financial statements and financial highlights of Portfolio 21, a series of Professionally Managed Portfolios. Such financial statements and financial highlights appear in the 2005 Annual Report to Shareholders, which is incorporated by reference into the Statement of Additional Information.

/s/ TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania
December 28, 2005